Exhibit 4.6

MICROMEM TECHNOLOGIES INC.

SUBSCRIPTION AGREEMENT FOR UNITS

TO:                                                  MICROMEM TECHNOLOGIES INC.

1.                                      Subscription

The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase (the “Subscription Agreement”), on and subject to the terms and conditions set forth herein from Micromem Technologies Inc. (the “Corporation”) such number of units of the Corporation (a “First Unit”) as set forth in section 24 hereof (collectively the “Purchased Units”) at a price of US$0.60 per First Unit (the “Subscription Price”).

2.                                      Description of First Units

Each First Unit shall consist of one common share of the Corporation (a “Common Share”) and one warrant (a “First Warrant”) each First Warrant exercisable for one unit (a “Second Unit”) at a price of US$0.60 per Second Unit at any time during the 12 months following the date of issuance of the First Warrants.  Each Second Unit shall consist of one Common Share (a “First Warrant Share”) and one warrant (a “Second Warrant”), each Second Warrant exercisable for one Common Share (a “Second Warrant Share”) at a price of US$0.60 per Second Warrant Share at any time during the period extending 24 months following the issuance of the First Unit to such Purchaser.  Hereinafter a First Warrant and a Second Warrant may collectively be referred to as a “Warrant” and a First Warrant Share and a Second Warrant Share may collectively be referred to as a “Warrant Share”.

3.                                      Payment

The aggregate amount payable by the Purchaser in respect of the Purchased Units shall be paid on the Closing Date and shall be made by certified cheque, wire transfer or bank draft drawn on a Canadian chartered bank, and payable to the Corporation or payable in such other manner as may be specified by the Corporation.

All dollar amounts referred to herein are US dollars.

4.                                      Conditions of Closing

The Purchaser must complete, sign and return one executed copy of this Subscription Agreement to the Corporation as soon as possible, and, in any event, no later than 12:00 noon (Toronto time) on                 , 200   or such other time, date and/or place as the Corporation may advise.

As a condition of Closing (as hereinafter defined), the Corporation must obtain any necessary approvals from all appropriate regulatory bodies in respect of the issue of the First Units.  The Purchaser agrees to promptly execute and deliver all such documents and other instruments as any such regulatory body may require.

In addition, the Purchaser shall agree to provide all other documentation, if any, required by the securities laws of the jurisdiction which the Purchaser is resident.

If any regulatory body objects to the subscription by the Purchaser for the Purchased Units, the Corporation may, in its sole and absolute discretion, terminate this Subscription Agreement by providing written notice to the Purchaser of the Corporation’s intention to do so and returning the Purchaser’s subscription funds, and, upon providing such written notice, the Corporation will be released from any further obligations hereunder including, without limiting the generality of this foregoing, the obligation to issue the Purchased Units to the Purchaser.

5.                                      Facsimiled Subscriptions

The Corporation will be entitled to rely on delivery by facsimile of an executed copy of this Subscription Agreement, and acceptance by the Corporation of such facsimile copy will be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

6.                                      Closing

Delivery and payment for the First Units will be completed (the “Closing”) at the offices of the Corporation in Toronto, Ontario at 10:00 a.m. (Toronto time) (the “Closing Time”) on or before                   , 200   (the “Closing Date”) or such earlier or later dates or times as the Corporation and the Purchaser may agree.  This executed Subscription Agreement is open for acceptance in whole or in part by the Corporation at any time prior to the Closing Time.  Confirmation of acceptance or rejection of a subscription will be forwarded to the Purchaser by the Corporation promptly after acceptance or rejection has been made.  If this subscription is rejected in whole and if the Purchaser has delivered a certified cheque or bank draft representing the Subscription Price for the Purchased Units, then such cheque or bank draft will be promptly returned to the Purchaser without interest.  If this subscription is accepted only in part and the Purchaser has delivered a certified cheque or bank draft as aforesaid, a cheque representing the portion of the Subscription Price for that portion of the Purchaser’s subscription for First Units which is not accepted will be promptly returned to the Purchaser without interest.

Certificates for the securities comprising the First Units will be available for delivery against payment of the aggregate Subscription Price for the First Units by the Purchaser in freely tradable US funds.

7.                                      Prospectus Exemptions

The Purchaser (on his or its own behalf or on behalf of others for whom he or it is contracting hereunder), acknowledges and agrees that the sale and delivery of the Purchased Units to the Purchaser (or to others for whom he or it is contracting hereunder) is conditional upon such sale being exempt from the requirements under applicable securities legislation requiring the filing of a prospectus in connection with the distribution of the First Units or the delivery of an offering memorandum (as defined in the applicable securities legislation), or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

The Purchaser (on his or its own behalf or on behalf of others for whom he or it is contracting hereunder) acknowledges and agrees that:

(a)                                  the Purchaser (or others for whom he or it is contracting hereunder) has not received, nor has he or it requested, nor does it have any need to receive, a prospectus or any offering memorandum, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and reviewed by, prospective purchasers in order to assist he or it in making an investment decision in respect of the Purchased Units;

(b)                                 the Purchaser’s decision to execute this Subscription Agreement and purchase the Purchased Units (on his or its own behalf or on behalf of others for whom he or it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation and that its decision (or the decision of others for whom it is contracting hereunder) is based entirely upon information concerning the Corporation contained in documents the content of which is prescribed by statute or regulation;

(c)                                  the sale of the Purchased Units was not accompanied by any advertisement in printed media of general and regular paid circulation, radio, television, the Internet or any other form of electronic media; and

(d)                                 the Purchaser (or others for whom he or it is contracting hereunder) has been advised to consult its own legal advisors with respect to trading in the securities comprising the First Units and to resale restrictions imposed by applicable securities legislation in the jurisdiction in which it resides, that no representation has been made respecting the applicable hold periods or other resale restrictions applicable to such securities, that the Purchaser (or others for whom he or it is contracting hereunder)  is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and that the Purchaser is aware that he or it (or others for whom he or it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy.

The Purchaser understands that all certificates representing the Purchased Units and all certificates issued in exchange therefor or in substitution or transfer thereof shall bear a legend respecting restrictions on transfer as required under applicable securities laws.

The Purchaser agrees that the Corporation may be required by law or otherwise to disclose to regulatory authorities the identity of the Purchaser and each beneficial purchaser of First Units for whom the Purchaser may be acting.

8.                                      Representations, Warranties and Covenants of the Purchaser

The Purchaser hereby represents, warrants and covenants to the Corporation (on his or its own behalf and, if applicable, on behalf of those for whom the Purchaser is contracting hereunder) to and with the Corporation (which representations, warranties and covenants shall survive Closing), and acknowledges that the Corporation is relying upon such representations, warranties and covenants in issuing the Purchased Units, that:

(a)                                  if the Purchaser is a resident of the Province of Ontario, the Purchaser:

(i)                                     in the case of a purchase by the Purchaser of the Purchased Units as principal for its own account and not for the benefit of any other person, the Purchaser is purchasing the Purchased Units as principal for its own account, and not for the benefit of any other person or company, for investment purposes only and not with a view to the resale or distribution of all or any of the Purchased Units, and this Subscription Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the undersigned, and:

(A)                              the Purchaser qualifies and is purchasing as an “accredited investor”, as such term is defined in Ontario Securities Commission Rule 45-501 (if subject to the securities legislation of the province of Ontario);

(ii)                                  in the case of the purchase by the Purchaser of the Purchased Units as agent for a disclosed principal, each beneficial purchaser of the Purchased Units for whom the Purchaser is acting is purchasing as principal for its own account and not for the benefit of any other person; the Purchaser is an agent with due and proper authority to execute this Subscription Agreement and all other documentation in connection with the purchase of the Purchased Units on behalf of the beneficial purchaser; and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of, the disclosed principal; and the beneficial purchaser:

(A)                              is an “accredited investor”, as such term is defined in Ontario Securities

Commission Rule 45-501 (if subject to the securities legislation of the province of Ontario);

(iii)          in the case of the purchase by the Purchaser of the Purchased Units as trustee or as agent or as portfolio manager or portfolio advisor (as such terms are defined under applicable securities laws) for a principal which is undisclosed or identified by account number only, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the undersigned acting in such capacity, and:

(A)          the beneficial purchaser of the Purchased Units for whom the Purchaser is acting is an individual or corporation and is purchasing as principal for its own account, and not for the benefit of any other person, and

(I)            is an “accredited investor”, as such term is defined in Ontario Securities Commission Rule 45-501 (if subject to the securities legislation of the province of Ontario), or as such term is defined in Multilateral Instrument  45-103 (if subject to the securities legislation of the Province of Alberta);

and the Purchaser is a trustee or agent with due and proper authority to execute this agreement and all other documentation in connection with the subscription and purchase of the Purchased Units on behalf of the beneficial purchaser;

(b)           if the Purchaser is resident of the Province of Ontario, the Purchaser has duly completed and signed the Certificate of Ontario Accredited Investor in the form attached hereto as Schedule I (if subject to the securities legislation of the province of Ontario) and the contents of the applicable questionnaire are true and correct as of the date hereof and will be true and correct as of the date of the issue and sale of the Purchased Units.

(c)           the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the First Units and that he or it is able to bear the economic risk of such investment for an indefinite period of time.  The Purchaser is purchasing the Purchased Units for the Purchaser’s own account, for investment purposes only and not with a view to any resale or distribution thereof and the Purchaser does not have any contracts, understandings, agreements or arrangements with any person or entity to sell, transfer or grant a participation interest with respect to any of the Purchased Units;

(d)           if the Purchaser is a resident of a jurisdiction other than Canada, the Purchaser hereby represents and warrants to the Corporation as follows, such representations and warranties to survive the Purchaser’s purchase of the Purchased Units:

(1)           If a natural person, the Purchaser is: a bona fide resident of the state set forth on the signature page of this Subscription Agreement as the home address of such Purchaser; over 21 years of age; and legally competent to execute this Subscription Agreement and to carry out his obligations hereunder and thereunder in accordance with the terms and provisions hereof and thereof.  If an entity, the Purchaser has full power and authority to execute and deliver this Subscription Agreement and to carry out its obligations hereunder and thereunder in accordance with the terms and provisions hereof and thereof; and the execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other necessary action on the part of the Purchaser.

(2)           This Subscription Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to creditors’ rights generally.

(3)           The execution, delivery and performance by the Purchaser of this Subscription Agreement and the transactions contemplated hereby will not constitute a breach of any term or provision of, or a default under, (i) any outstanding indenture, mortgage, loan agreement or other similar contract or agreement to which the Purchaser or any of the Purchaser’s affiliates is a party or by which the Purchaser or any such affiliate or its or their property is bound, (ii) if the Purchaser is a corporation or other legal entity, its certificate or articles of incorporation or by-laws or other constituent documents, (iii) any law, rule or regulation, or (iv) any order, writ, judgment or decree having applicability to it.

(4)           No consent, license, approval or authorization of any governmental body, authority, bureau or agency is required on the part of the Purchaser or any of the Purchaser’s affiliates in connection with the execution, delivery and performance of this Subscription Agreement or the consummation of the transactions contemplated hereby.

(5)           The Purchaser has received all other materials relating to the Corporation, the terms and conditions of the offering and any other matters relating to the offering which the Purchaser has requested.  The Purchaser has had the opportunity to ask questions of representatives of the Corporation concerning the finances, operations, business and prospects of the Corporation, and the Corporation has answered all inquiries that the Purchaser or his or her representatives have put to it relating to such matters and the offering.

(6)           The Purchaser has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect his interests in connection with this transaction, and his investment in the

Corporation is not material when compared to his total financial capacity.

(7)           The Purchaser understands the various risks of an investment in the Corporation and can afford to bear such risks, including, but not limited to, the risks of losing his entire investment. The Purchaser is aware that the purchase of the Purchased Units is a speculative investment involving a high degree of risk and that there is no guarantee that the Purchaser will realize any gain from this investment, and that the Purchaser could lose the total amount of the Subscriber’s investment.

(8)           The Purchaser has no need for liquidity of his investment in the Corporation and can afford to hold the Purchased Units(s) for which he has subscribed for a substantial period of time.

(9)           The Purchaser is fully aware that an investment in the Corporation involves significant risks which he may have to bear for an indefinite period of time because the Purchased Units have not been registered under the Securities Act of 1933 (the “33 Act”) or under the securities laws of any state and, therefore, cannot be resold unless they are subsequently so registered or an exemption from such registration is available and he is acquiring the Purchased Units for investment and not with a view to resale or distribution thereof.

(10)         The Purchaser qualifies as an “Accredited Investor” as that term is defined in Section 501(a) of Regulation D promulgated under the 33 Act.  The Purchaser acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of making an investment in the Corporation.

(11)         The Purchaser understands that the Purchased Units are being offered and sold under an exemption from registration provided for in Regulation D promulgated under Section 4(2) of the 33 Act and under similar exemption under certain state securities laws, and that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon.

 (12)        The First Units hereby subscribed for will be acquired by the Purchaser for his own account (or, if the Purchaser is a natural person, for the account of such natural person and his spouse either in joint tenancy, tenancy by the entirety or tenancy in common), for investment and not with a view to the distribution thereof.

(13)         the Purchaser (A) will not sell or otherwise dispose of the Purchased Units or the Warrant Shares, except in accordance with applicable Canadian and US securities laws; and (B) if the Purchaser sells or otherwise disposes of the Purchased Units or the Warrant Shares to a person other than a resident of

Canada during the period referred to herein, such person covenants to obtain from such purchaser a covenant as provided for herein and the Corporation shall have no obligation to register any purported sale or disposition in violation of this Subscription Agreement and any such sale or disposition shall be null and void and of no further force and effect;

(f)            as the Purchased Units are subject to resale restrictions under applicable Canadian provincial and US securities legislation and may be subject to the securities legislation of any other jurisdiction in which the Purchaser resides, the Purchaser shall comply with all relevant securities legislation concerning any resale of the Purchased Units (and the Corporation is not in any way responsible for such compliance) and shall consult with his or its own legal advisors with respect to such compliance.  The Purchaser understands and agrees that the certificates evidencing the Purchased Units will bear an appropriate legend evidencing the restricted nature of the First Units;

(g)           the Purchaser will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian and US securities legislation, regulations, rules and policies to permit the purchase of the Purchased Units on the terms herein set forth;

(h)           if required by applicable securities legislation, policy or order of a securities regulatory authority, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Purchased Units as may be required;

(i)            the Purchaser is not a “control person” of the Corporation as defined in the Securities Act (Ontario) and the corresponding provision of the applicable securities legislation of the other provinces of Canada and will not become a “control person” of the Corporation by virtue of the acquisition of the Purchased Units subscribed for pursuant to this agreement and does not intend to act in concert with any other person to form a control group;

(j)            the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and is able to bear the economic loss of its investment;

(k)           the Purchaser acknowledges that the investment in the securities of the Corporation may have tax consequences to the Purchaser under applicable law, which the Purchaser is solely responsible for determining.  The Purchaser acknowledges and agrees that the Purchaser is responsible for obtaining his or its own legal and tax advice;

(l)            no person has made any written or oral representation to the Purchaser:

(i)            that any person will resell or repurchase the Purchased Units;

(ii)           that any person will refund the purchase price of the Purchased Units other than as provided in this Subscription Agreement;

(iii)          relating to the future price or value of the Purchased Units; or

(iv)          that the Common Shares will be listed and posted for trading on a stock exchange or that application has been made to list and post the Common Shares for trading on a stock exchange.

9.             Representations and Warranties of the Corporation

The Corporation hereby represents and warrants and covenants to the Corporation, and acknowledges that the Purchaser is relying on such representations and warranties in agreeing to purchase the Purchased Units, that:

(a)           the Corporation has been duly incorporated and organized and validly subsists under the laws of the jurisdiction of its incorporation, and has all requisite power and authority, as the case may be, to, and is qualified to, carry on its business as now conducted and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/or owns or leases its properties and assets and the Corporation has all requisite power and authority to execute and deliver the Subscription Agreement, the Registration Rights Agreement and to perform its obligations hereunder and thereunder;

(b)           the Corporation has conducted and is conducting its business in compliance in all material respects, with all applicable laws, statutes, by-laws, rules and regulations of each jurisdiction in which its business is carried on and holds all material licenses, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted, and all such licenses, registrations, permits, consents and qualifications are valid and subsisting and in good standing in all respects;

(c)           the Corporation has not committed an act of bankruptcy or is insolvent, has proposed a compromise or arrangement to its creditors generally, has had a petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceedings to have itself declared bankrupt, wound-up or dissolved, has taken any proceedings to have a receiver appointed to any of its property or has had any execution or distress become enforceable or become levied upon any of its properties;

(d)           the authorized capital of the Corporation consists of an unlimited number of Common Shares and, as at the date of the hereof the number of shares of

Common Stock reflected in the Corporation’s most recent SEC filings reflects the number of shares of Common Stock currently issued and outstanding as fully paid and non-assessable;

(e)           there is not any other instrument or document to which the Corporation is a party or by which it is bound, and which imposes restriction upon, or impediment to, the declaration or payment of dividends by the Corporation;

(f)            the execution and delivery of this Subscription Agreement and the Registration Rights Agreement and the performance of the transaction contemplated hereunder and thereunder, the issuance of the First Units at the Closing Time, and compliance by the Corporation with the other provisions of this Subscription Agreement to be complied with by it, will not at the Closing Time:

(i)            create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and will not conflict with:

(A)          any of the terms, conditions or provisions of the articles, by-laws or resolutions of the shareholders, directors or any committee of directors of the Corporation or any indenture, agreement or instrument to which the Corporation is a party or by which it or they are contractually bound; or

(B)           any statute, rule, regulation, by-law or law applicable to the Corporation , including, without limitation, Canadian Securities Laws, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation ; or

(ii)           give rise to any lien, charge or claim in or with respect to the properties or assets now owned or hereafter acquired by the Corporation or the acceleration of or the maturity of any debt or other obligation under any indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of their properties;

(g)           Each of this Subscription Agreement and the Registration Rights Agreement has been or will be upon the execution thereof, duly authorized, executed and delivered by the Corporation and constitutes or will constitute when executed, a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its respective terms, except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally; (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law; and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(h)           upon completion of all of the transactions contemplated in this Agreement: (i) the Common Shares and Warrants comprising the First Units, and the Warrant Shares upon exercise of the Warrants, will have been validly authorized and issued by the Corporation; (ii) the Common Shares, and the Warrant Shares upon exercise of the Warrants, will be duly issued as fully paid and non-assessable and none of such securities will have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation; and

(i)            the Corporation is the legal and beneficial owner of, has good and marketable title to, and possesses all of the assets material to its business free and clear of any encumbrances (other than leased equipment used in the ordinary course of business).

10.          Prior Agreement

This Agreement sets forth all of the terms, conditions and agreements of the parties relating to the subject matter hereof and supersedes any and all prior agreements.

11.          Restricted Rights of Action

The Purchased Units are being purchased pursuant to an exemption from the requirement to prepare and file, and provide the Purchaser with a prospectus under applicable securities legislation and the Purchaser is aware that as a consequence:

(a)           the Purchaser is restricted from using most of the civil remedies available under applicable securities legislation;

(b)           no securities commission or similar regulatory authority has reviewed or passed on the merits of the Offering;

(c)           there are risks associated with the purchase of the Purchased Units;

(d)           the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under applicable securities legislation; and

(e)           the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation;

12.          Costs

The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Purchased Units to the Purchaser shall be borne by the Purchaser. The Corporation acknowledges and agrees that all costs and expenses incurred by the Corporation (including any fees and disbursements of any counsel retained by the Corporation) relating to the sale of the Purchased Units to the Purchasers shall be borne by the Corporation.

13.          Governing Law

This Subscription Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.  The Purchaser, in his personal or its corporate capacity, as the case may be, and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is acting, irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

14.          Survival

All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and continue in full force and effect for the benefit of the Purchaser and the Corporation for a period of two years from the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Purchaser or the Corporation in connection with transactions herein contemplated or otherwise.

15.          Assignment

This Subscription Agreement is not transferable or assignable by the parties hereto.

16.          Counterparts

This Subscription Agreement may be executed in counterparts and delivered via facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

17.          English Language

We, the undersigned, hereby acknowledge that we have consented and requested that all documents evidencing or relating in any way to the sale of the First Units be drawn up in the English language only.

18.          Severability

In the event that any provision of this Subscription Agreement is deemed to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Subscription Agreement and such void or unenforceable provision shall be severable from this Subscription Agreement.

19.          Modification

Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

20.          No Revocation

The Purchaser, on its own behalf and, if applicable, on behalf of others from whom he or it is contracting hereunder, agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser.

21.          Time of the Essence

Time shall, in all respects, be of the essence hereof.

22.          Headings

The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

23.          Singular and Plural, etc.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neutral genders.

24.          Subscription Particulars

Subscription.  The aggregate number of the First Units being subscribed for is            at a price equal to US$0.60 per First Unit, the aggregate price of the First Units being subscribed for is $          .

Registration.  The First Units are to be registered in the name of:

Delivery.  The certificates representing the First Units are to be delivered to:

(name)

(address)

(contact name and number)

DATED as of the day of , 200 .

Name of Purchaser (please type or print)

(Signature of Purchaser)

(Address of Purchaser)

25.          Acceptance

The Corporation hereby accepts the above-mentioned offer to purchase First Units.

DATED as of this day of , 200 .

MICROMEM TECHNOLOGIES INC.

By:
Authorized Signing Officer

SCHEDULE I

CERTIFICATE OF ONTARIO SUBSCRIBER

To:          Micromem Technologies Inc. (the “Corporation”)

In addition to the representations and warranties set forth in the Subscription for Units of the Corporation to which this Certificate is attached, the Subscriber certifies to the Corporation and        (and acknowledges that the Corporation and        are relying thereon) that the Subscriber satisfies (or if the Subscriber is purchasing as agent for the beneficial purchaser named under “Subscription Particulars” in the Subscription Agreement, such beneficial purchaser satisfies) one or more of the categories of “accredited investor”, as defined by Ontario Securities Commission Rule 45-501 in force in the Province of Ontario because the Subscriber is (please place an “X” on the appropriate line):

(a)                        a bank listed in Schedule I or II of the Bank Act(Canada), or an authorized foreign bank listed in Schedule III of that Act;

(b)                        the Business Development Bank incorporated under the Business Development Bank Act (Canada);

(c)                        a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

(d)                        a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

(e)                        a company licensed to do business as an insurance company in any jurisdiction;

(f)                         a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

(g)                        a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

(h)                        the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

(i)                         any Canadian municipality or any Canadian provincial or territorial capital city;

(j)                         any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

(k)                        a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

(l)                         a registered charity under the Income Tax Act (Canada);

(m)                       an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

(n)                        an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

(o)                        an individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

(p)                        a promoter of the issuer or an affiliated entity of a promoter of the issuer;

(q)                        a spouse, parent, grandparent or child of an officer, director or promoter of the issuer;

(r)                         a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act;

(s)                        an issuer that is acquiring securities of its own issue;

(t)                         a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

(u)                        a person or company that is recognized by the Commission as an accredited investor;

(v)                        a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

(w)                       a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

(x)                         a managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

(y)                        an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act;

(z)                         an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

(aa)                      a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

Dated this day of ,

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